UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2004

RemedyTemp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	0-5260	95-2890471
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Enterprise, Aliso Viejo, California		92656
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-425-7600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

RemedyTemp, Inc. (the "Company") amended and restated its credit facility with Bank of America, N.A., effective December 1, 2004. The Amended and Restated Credit Agreement ("Credit Agreement") provides for borrowings up to $50 million with a provision permitting the Company to increase the aggregate borrowings to $60 million. The Credit Agreement bears interest equal to LIBOR plus 1.75% to 2.75% based upon the Company’s earnings before interest, taxes, depreciation and amortization ("EBITDA") or Bank of America’s prime rate plus 0.0% to 0.50% based upon EBITDA. The Company will also be required to pay monthly fees of 0.25% per annum on the unused portion of the line of credit and monthly fees of 0.75% to 1.50% on outstanding letters of credit based on a pricing matrix. The Credit Agreement requires the Company to comply with a minimum EBITDA covenant which will not go into effect unless the Company’s total liquidity drops below $15 million. The Company has granted a security interest to Bank of America in all its existing and future assets. Additionally, under the new Credit Agreement, the Company will not be required to maintain a $16,000 Bank of America Certificate of Deposit as collateral as required by its current credit facility.

The Credit Agreement will be used to issue standby letters of credit, and to finance ongoing working capital needs, and for general corporate purposes. The Credit Agreement expires on December 1, 2006. A copy of the Credit Agreement is attached to this current report on Form 8-K as exhibit 10.37.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 2, 2004, Dr. James Doti tendered his resignation from the Board of Directors of RemedyTemp, Inc., effective as of December 31, 2004, due to other commitments.

In connection with Dr. Doti’s resignation, the Board of Directors of the Company reduced the size of the Board of Directors from nine to eight, effective as of December 31, 2004, pursuant to Section 3.01 of the Company’s Amended and Restated Bylaws.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.37 Amended and Restated Credit Agreement between Bank of America, N.A. and RemedyTemp, Inc.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RemedyTemp, Inc.

December 3, 2004	By:	/s/ Greg Palmer

Name: Greg Palmer
Title: President and Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.37	Amended and Restated Credit Agreement between Bank of America N.A. and RemedyTemp, Inc.